EX-99.1

PURCHASE AND SALE AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

                                                                                                THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (“this Contract”) is made as of the Date of this Contract (as defined in Paragraph 24) between the following parties (individually a “Party” and collectively the “Parties”):

Seller:

ML DISTRIBUTION CENTER LLC, a Delaware limited
liability company
c/o Syratech Corporation
175 McClellan Highway
East Boston, Massachusetts  02128-9114
Attention:  Gregory W. Hunt, Vice President and Chief
Financial Officer
Telephone:  (617)561-5601
FAX:  (617)568-8178

Purchaser:

INDUSTRIAL DEVELOPMENTS INTERNATIONAL,
INC., a Delaware corporation
3424 Peachtree Road, N.E.
Suite 1500
Atlanta, Georgia  30326
Attention:  Mr. Timothy J. Gunter
Telephone:  (404) 479-4000
FAX:  (404) 479-4115

Syratech:	SYRATECH CORPORATION 175 McClellan Highway East Boston, Massachusetts 02128-9114 Attention: Gregory W. Hunt, Vice President and Chief Financial Officer Telephone: (617)561-5601 FAX: (617)568-8178

BACKGROUND

                                                                                                Seller is the owner of the Property (as defined in Paragraph 1).  Purchaser desires to purchase the Property, and Seller desires to sell the Property to Purchaser, subject to and upon the terms and conditions of this Contract.  Syratech is currently a tenant of Seller at the Property and has joined in this Contract for the limited purpose of performing the obligations of Syratech under Paragraphs 6.1, 6.5 and 8 of this Contract.

AGREEMENT

                                                                                                NOW, THEREFORE, in consideration of the mutual agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                                                                                1.                                       Property.  Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following:

                                                                                                                                                a.                                       All that parcel or tract of real property lying and being in Mira Loma, Riverside County, California, containing approximately 41.94 acres, as more particularly described on Exhibit A attached hereto, including all strips, gores, easements, rights of way, privileges, appurtenances and other rights pertaining to the land (“Land”), together with a building (“Building”), located on the Land, containing approximately 886,052 square feet and having an address of 11640 Harrel Street, Mira Loma, California, and together with all other improvements located on the Land (collectively, the “Improvements”);

                                                                                                                                                b.                                      All  fixtures (collectively “Fixtures”) which are part of the Improvements, such as plumbing, electrical, heating and cooling equipment and office walls and partitions; the Fixtures do not include the furniture, furnishings and other personal property of Syratech which will be present in the Building on the date of Closing (as hereinafter defined) or any of the racking or other trade fixtures of Syratech which will also be present in or attached to the Building on the date of Closing;

                                                                                                                                                c.                                       To the extent assignable, any and all warranties and guaranties pertaining to the Improvements, all licenses, permits and certificates of occupancy relating to the Improvements and all plans, drawings, specifications and surveys relating to the Land or the Improvements (collectively, “Contract Documents”); and

                                                                                                                                                d.                                      Insurance and condemnation proceeds, if any, which may be payable with respect to the Property as of the date of Closing and all rights, remedies, claims and proceeds relating to any and all warranties assigned pursuant to item c., above (collectively, “Proceeds and Rights”).

The Land, Improvements, Fixtures, Contract Documents and Proceeds and Rights are hereinafter referred to collectively as the “Property”.

                                                                                                2.                                       Deposit; Opening of Escrow.

                                                                                                                                                2.1                                 Purchaser shall deposit into Escrow (as defined in Paragraph 2.2) the sum of $500,000.00 within three (3) business days after the date on which this Contract has been fully executed and delivered by both Purchaser and Seller; such deposit, together with all interest accruing thereon, is hereinafter referred to collectively as the “Deposit”.  The Deposit is refundable to Purchaser only as expressly provided in this Contract.  The Escrow Agent (as defined in Paragraph 2.2) shall invest the Deposit in an interest bearing account of an FDIC-insured bank located in Riverside County, California.  The Deposit shall be retained or refunded, as the case may be, in accordance with the terms of this Contract and, except if Purchaser defaults on its obligations under this Contract, shall be applied as a credit against the Purchase Price (as defined in Paragraph 3) at Closing (as defined in Paragraph 2.3).  Seller and Purchaser agree to sign all forms required by Escrow Agent for the holding and investing of the Deposit, such as IRS and bank account forms, and for such purposes the Deposit shall be considered the property of Purchaser until such time as Escrow Agent disburses the Deposit to another Party pursuant to this Contract.  The preceding sentence shall not change in any way the other provisions in this Contract concerning the holding and disbursing of the Deposit.

                                                                                                                                                2.2                                 Escrow.  Concurrently with the execution of this Contract, Purchaser and Seller shall open an escrow (“Escrow”) with Stewart Title Guaranty Company (“Escrow Agent”), whose address is:  c/o of Stewart Title of California, Inc., Los Angeles Division, 505 N. Brand Boulevard, Glendale, California  91203, Attention:  Mr. Larry McGuire, Telephone: (818) 502-2723, Facsimile: (818) 241-9173, email:  lmcguire@stewart.com.

                                                                                                                                                2.3                                 Escrow Instructions.  The terms and conditions set forth in this Contract shall constitute both an agreement between Seller and Purchaser and escrow instructions for the Escrow Agent.  If there is any conflict or inconsistency between this Contract and any separate or additional escrow instructions required by Escrow Agent (“Additional Instructions”) this Contract shall prevail and govern and the Additional Instructions shall so provide.  The Additional Instructions shall not modify or amend the provisions of this Contract unless otherwise expressly set forth by mutual written consent of Purchaser and Seller.  As used in this Contract, “Opening of Escrow” means delivery of fully executed copies, or counterparts, of this Contract and any Additional Instructions to Escrow Agent, along with the Deposit, and Escrow shall be deemed opened by Escrow Agent as of the date of delivery to Escrow Agent of all such documents and funds.  Escrow Agent shall deliver written notice to the Parties specifying the date upon which Escrow opened hereunder.  As used in this Agreement, “Closing” means the execution and delivery of all funds and documents into Escrow as required by this Contract, satisfaction or waiver of all conditions precedent to obligations of the Parties expressly provided in this Contract and  recordation of the Grant Deed (as defined in Paragraph 8.1(i)) in the Official records of Riverside County, California.

                                                                                                3.                                       Purchase Price.

                                                                                                                                                3.1                                 Purchase Price.  The purchase price (“Purchase Price”) to be paid by Purchaser to Seller for the Property shall be TWENTY SIX MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($26,750,000.00).

                                                                                                                                                3.2                                 Payment of Purchase Price.  The Purchase Price shall be paid by Purchaser to Seller at Closing in the following manner:

                                                                                                                                                                                                (a)                                  Existing Financing.  An amount equal to the unpaid principal balance at Closing of the Existing Indebtedness (as defined in Paragraph 3.3) shall be deemed paid by Purchaser’s assumption in writing, at Closing and in accordance with Paragraph 3.3, of the Existing Indebtedness, and the amount of such unpaid principal balance shall constitute a credit to Purchaser against the Purchase Price; as of the Date of this Contract, the unpaid principal balance of the Existing Indebtedness is approximately $9,780,876.34; and

                                                                                                                                                                                                (b)                                 Cash Balance of the Purchase Price.  The difference between the Purchase Price and the Existing Indebtedness (“Cash Balance of the Purchase Price”), as adjusted pursuant to Paragraph 4.2, below, shall be payable by wire transfer to Escrow Agent providing immediately available funds in the Escrow, with credit being given for the Deposit.  Simultaneously with Closing, the Cash Balance of the Purchase Price (including the Deposit) shall be delivered by Escrow Agent to Seller by wire transfer providing immediately available funds.  All adjustments and prorations required by Paragraph 4.2 shall be applied against the Cash Balance of the Purchase Price.

                                                                                                                                                3.3                                 Assumption of Existing Indebtedness.  Exhibit B attached to this Contract is a list of the Deed of Trust (the “Deed of Trust”) and all of the other documents (“Existing Loan Documents”) which evidence and secure the loan (“Loan”), secured by the Property, from Sun America Life Insurance Company (“Existing Lender”) to Seller.  The term “Existing Indebtedness” shall mean the unpaid principal balance of the Loan at the time of Closing.  Seller has provided to Purchaser, prior to execution and delivery of this Contract, copies of the all the Existing Loan Documents, which Seller warrants to be true, correct and complete.  The obligations of Purchaser under this Contract are expressly conditioned upon the ability of Purchaser to obtain, prior to Closing, the written consent and approval by the Existing Lender to allow Purchaser to assume the Existing Indebtedness without any alteration or amendment of the terms of the Existing Loan Documents (other than those alterations or amendments reasonably required to evidence Purchaser as the borrower under the Existing Loan Documents) and without any fees or charges other than an administrative fee not to exceed $50,000.00 and reimbursement for reasonable legal fees and other reasonable out of pocket costs actually incurred by Existing Lender in connection with the assumption; provided, however, that

Purchaser will not be required to assume the Existing Indebtedness unless it is current and no default exists under the Existing Loan Documents (and no facts or circumstances exist, which, with the giving or notice or the passage of time, or both, would constitute a default or event of default under the Existing Loan Documents). The documents reasonably required by Existing Lender to allow assumption of the Existing Loan (which must, in any event, comply with the requirements of this Contract) are hereinafter sometimes referred to collectively as the “Assumption Documents”.  Purchaser will, within ten (10) days after the Date of this Contract, file such application with the Existing Lender as may be required to request the consent of the Existing Lender to the assumption and thereafter pursue such application in good faith until approval or consent is obtained or denied, or until this Contract expires, whichever occurs first.  If Purchaser is unable to obtain the consent and approval of the Existing Lender for assumption of the Existing Indebtedness simultaneously with Closing, or if Existing Lender fails or refuses, at Closing, to execute, deliver and accept all documents required for such assumption for any reason other than a failure by Purchaser to meet the terms of any written approval of the assumption which may be jointly executed by Existing Lender and Purchaser at any time prior to Closing, then this Contract will automatically Terminate, whereupon the Deposit shall be refunded in full to Purchaser and neither Party will have any further rights, duties or obligations under this Contract, except those obligations which expressly survive Closing.  So long as this Contract remains if effect, Seller will pay when due all amounts required to be paid by Seller under the terms of the Existing Loan Documents and not otherwise allow any default or event of default to occur under the Existing Loan Documents.

                                                                                                4.                                       Survey; Inspection.

                                                                                                                                                4.1                                 Purchaser has, at the expense of Purchaser, caused the Property to be surveyed by Albert A. Webb Associates (“Surveyor”) and has obtained a plat of survey dated December 6, 2002 (the “Survey”).  The Survey is acceptable to Purchaser for the purposes of this Contract, subject to the conditions that the Surveyor must, prior to Closing, cause the Survey to be modified in accordance with the requirements (“Survey Requirements”) listed on Exhibit C attached hereto and made a part hereof by this reference.

                                                                                                                                                4.2                                 Purchaser and its agents, employees and independent contractors shall have the right upon prior notice to seller to enter upon the Land and the Improvements during normal business hours during the Term of this Contract to conduct such tests and inspections, at Purchaser’s sole cost and expense, as Purchaser deems necessary or desirable; provided that, in exercising such rights, Purchaser shall not damage the Improvements or conduct any intrusive testing without the prior written consent of Seller, which shall not be unreasonably withheld, delayed or conditioned.  Purchaser hereby indemnifies Seller and holds Seller harmless from and against any and all loss, liability, cost, claim, demand, damage, cause of action and suit of any nature, including reasonable attorney’s fees actually incurred, arising out of personal injury, death, property damage or liens attributable to the exercise by Purchaser of Purchaser’s rights under this Paragraph 4.2.  The foregoing indemnity hereby excludes any loss, liability, cost, claim, demand, damage, cause of action and suit of any nature arising out of the discovery of any pre-existing condition at the Property, but would cover loss to the extent attributable solely to negligence or willful misconduct of Purchaser which contributes to such damage, cost or liability.  After conducting any soil boring or other tests which affect the physical condition of the Land or the Improvements, Purchaser will restore the Land or the Improvements, as applicable, to as nearly as practicable its condition prior to such test.  The indemnification by Purchaser of Seller in this Paragraph 4.2 shall survive Closing and any Termination of this Agreement.

                                                                                                                                                4.3                                 Seller acknowledges and agrees that Purchaser is not assuming any service or management contracts of any nature which may be in effect as of the Date of this Contract or as of the date of Closing and that Seller will terminate all such contracts not later than the date of Closing.

                                                                                                5.                                       Costs; Prorations.

                                                                                                                                                5.1                                 Seller shall pay the cost of the Preliminary Title Report, the premium which would have been payable for standard coverage owner’s title insurance for the Property in the amount of the Purchase Price and all grantor, transfer, documentary stamp or similar taxes and all sales and use taxes applicable to this transaction or the Grant Deed.  Purchaser shall pay recording costs for the Grant Deed, the cost of the Survey, the cost of extended coverage under the Owner’s Policy (as hereinafter defined) and the cost of the endorsements obtained by Purchaser in the Owner’s Policy.  Seller and Purchaser shall share equally any escrow charges of Escrow Agent and charges of Escrow Agent, if any, for issuance of the Owner’s Policy to Purchaser simultaneously with delivery of the Purchase Price to Seller, subject only to the Permitted Title Exceptions (as that term is defined in Paragraph 6.1 of this Agreement); provided, however, that if this Contract Terminates pursuant to Paragraph 4.3, Purchaser shall pay any fee charged by Escrow Agent for cancellation of the Escrow.  Each Party shall pay its own attorney’s fees.

                                                                                                                                                5.2                                 Property taxes assessed against the Property for the year in which the Closing occurs shall be prorated as of the day of Closing, on an accrual basis for the tax fiscal year, irrespective of the date or dates on which installments of taxes may be due.  Subject to the proration and allocation of taxes required by this Paragraph 5.2, Seller shall pay any installments which come due prior to Closing.  If the proration is not based on the actual tax bill for the year of Closing, the proration shall be based on the tax bill for the immediately preceding tax year and adjusted when the actual tax bill is available.  All bond and other special assessments encumbering the Property shall also be prorated as of midnight of the day preceding the date of Closing, so that Seller bears the burden of taxes for the period through the day preceding the date of Closing and Purchaser bears the burden of taxes for the day of Closing and thereafter.

                                                                                                                                                5.3                                 Non-delinquent assessments due under any recorded declaration of covenants identified in the Permitted Title Exceptions (as defined in Paragraph 6) and all gas, electricity and other utility charges, shall be prorated as of midnight of the day preceding the date of Closing, i.e., Purchaser will, by virtue of such proration, have the benefit and burden of the date of Closing.  Purchaser will not assume or pay any operating expenses for the Property which accrue or become payable with respect to the period prior to the date of Closing.

                                                                                                                                                5.4                                 As provided in Paragraph 6.1, there are no tenants or others occupants of the Property, other than Seller, and, accordingly, there will be no proration of rent or other income from the Property; provided, however, that rent will commence to accrue under the Lease (as hereinafter defined) as of the date of Closing.

                                                                                                                                                5.5                                 Interest on the Existing Loan will be prorated for the calendar month in which Closing occurs as of midnight of the day preceding the date of Closing.

                                                                                                6.                                       Title.

                                                                                                                                                6.1                                 Seller shall convey good and marketable title to the Property to Purchaser by grant deed, which shall be subject only to the Permitted Title Exceptions (as hereinafter defined).  The title shall be subject to the Deed of Trust (as modified by the Assumption Documents), current and future ad valorem property taxes which are not due and payable as of the date of Closing, any existing general utility easements serving only the Property and any matters waived or approved by Purchaser in accordance with this Paragraph 6 (collectively the “Permitted Title Exceptions”).  Nothing contained in this Contract shall create or imply any obligation of Seller to cure any exceptions to title to the Property, except Seller Defects (as hereinafter defined).  The Property shall not, at the time of Closing, be subject to any (i) mortgage, deed to secure debt, deed of trust (other than the Deed of Trust and the other Existing Loan Documents, as modified by the Assumption Documents), security agreement, judgment, lien or claim of lien, or any other title exception or defect that is monetary in nature and held by a person claiming through or under Seller, Seller hereby agreeing to pay and satisfy of record any such title defects or exceptions prior to or at Closing at Seller’s expense, or (ii) any leases, rental agreements or other rights of occupancy of any kind, whether written or oral, with respect to any portion of the Property (the items described in (i) and (ii) are hereinafter referred to collectively as the “Seller Defects”).  Seller and Purchaser each acknowledge that, as of the Date of this Contract, a Lease (“Existing Lease”) dated                             between Seller, as landlord, and Syratech Corporation (“Syratech”), as tenant, is in effect at the Property.  Seller and Syratech will, at Closing, execute and deliver an agreement which fully and finally terminates the Existing Lease.  So long as this Contract remains in effect, Seller will not enter into any lease of all or any part of the Property without the prior written consent of Purchaser or otherwise execute any document which could alter or encumber the title to the Property.

                                                                                                Seller has, at the expense of Seller and prior to execution and delivery of this Contract, obtained and delivered to Purchaser a current preliminary title report issued by Stewart Title Insurance Company (“Title Company”), showing the condition of title to the Property, together with legible photocopies of all documents and plats referred to therein (collectively, the “Preliminary Title Report”).  Purchaser has delivered to the Title Company its comments on the Preliminary Title Report, as set forth on Exhibit D attached hereto and made a part hereof by this reference (collectively, the “Title Objections”).  Seller shall have the right, but not the obligation, until Closing to cause the Title Company to cure or satisfy the Title Objections; provided that Seller must in all events cure or satisfy all Seller Defects not later than the Closing Date.  If the Title Objections are not so satisfied by Seller prior to Closing, then Purchaser shall have the right to Terminate this Contract by Notice to Seller, in which case the Deposit shall be returned to Purchaser.  If Seller does so cure or satisfy the Title Objections to Purchaser’s sole satisfaction, then this Contract shall continue in effect.  Purchaser shall have the right at any time to waive any of the Title Objections and thereby to preserve this Contract in effect.  So long as this Contract remains in effect, Seller agrees not to alter or encumber in any way the title to the Property.

                                                                                                                                                6.2                                 The obligation of the Purchaser to proceed with Closing shall be subject to the conditions that (i) the Survey shall have been revised to comply with the Survey Requirements and (ii) the Title Company issue to Purchaser simultaneously with Closing an ALTA owner’s title insurance policy, conforming to or satisfying all requirements in the Title Objections, covering the Property and naming Purchaser as the insured, in the amount of the Purchase Price and subject only to the Permitted Title Exceptions (“Owner’s Policy”).

                                                                                                                                                6.3.                              The obligation of Purchaser to proceed with Closing is subject to the condition that the Owner’s Policy to be issued to Purchaser at Closing for the Property shall be effective and in force at the time of Closing.

                                                                                                                                                6.4.                              Purchaser shall have the right, from time to time, until Closing and at the expense of Purchaser, to up-date the Preliminary Title Report, from and after the effective date thereof.  If such updated Preliminary Title Report reveals the existence of any exceptions or defects in the title to the Property which arose after the effective date of the initial Preliminary Title Report, Purchaser shall be entitled to give Notice of objection to such additional defects and exceptions, which shall then become part of the Title Objections.

                                                                                                                                                6.5                                 As a material part of the consideration to Purchaser for entering into this Contract, Syratech has agreed that Syratech will, at Closing, enter into a Lease Agreement (“Lease”) with Purchaser in the form and upon the terms set forth in Exhibit ”E” attached to this Contract and by this reference made a part hereof as though fully set forth.  The execution and delivery of the Lease by Syratech at Closing is a condition precedent of the obligation of Purchaser to proceed with Closing and a failure by Syratech to do so at Closing will constitute a material breach by Seller and Syratech of their obligations under this Contract.  Likewise, the execution and delivery of the Lease by Purchaser at Closing is a condition precedent of the obligation of Seller to proceed with Closing and a failure by Purchaser to do so at Closing will constitute a material breach by Purchaser of its obligations under this Contract.

                                                                                                7.                                       Closing.  The Closing shall occur not earlier than January 2, 2003, and not later than January 6, 2003 (“Closing Date”); provided, however, that Seller, Purchaser and Syratech will deliver executed documents into the Escrow not later than December 23, 2002, as required by Paragraphs 8.1, 8.2 and 8.3 of this Contract.

                                                                                                8.                                       Closing Documents.  Not later than 12:00 noon Pacific Standard Time on December 23, 2002, the following shall occur:

                                                                                                                                                8.1                                 Seller shall deliver or cause to be delivered into Escrow the following, which will be undated and Escrow Agent will be given authority in the Escrow Instructions (as hereinafter defined) to insert the date of Closing in all relevant blanks:

                                                                                                                                                (i)                                     A grant deed (“Grant Deed”), in the form attached hereto as Exhibit “F”, fully executed by Seller, conveying to Purchaser the Land and the Improvements, subject to the Permitted Title Exceptions;

                                                                                                                                                (ii)                                  Two counterparts of a Limited Warranty Bill of Sale and General Assignment (the “Bill of Sale”) in the form attached hereto as Exhibit “G” fully executed by Seller, assigning, conveying and transferring all of the Fixtures and Contract Documents to Purchaser;

                                                                                                                                                (iii)                               Evidence reasonably satisfactory to Purchaser and the Title Company that the person or persons executing the Closing documents on behalf of Seller have full right, power and authority to do so;

                                                                                                                                                (iv)                              Certificate of Non-Foreign Status in the form of Exhibit ”H” attached hereto, executed by Seller and a California Certificate Form 597 in the form of Exhibit ”I” attached hereto;

                                                                                                                                                (v)                                 A reaffirmation of the warranties of Seller in Paragraph 13.1, subject to the limitation contained in Paragraph 13.1 on the duration of such warranties after Closing; Seller shall deliver to Purchaser and Escrow Agent on the date of Closing a written confirmation that the reaffirmation originally delivered by Seller remains true and correct;

                                                                                                                                                (vi)                              A counterpart of an agreement between Seller and Syratech terminating the Existing Lease, duly executed by Seller;

                                                                                                                                                (vii)                           If the Assumption Documents are then available for execution, any of the Assumption Documents which require execution by Seller; and

                                                                                                                                                (viii)                        Such other instruments as may be reasonably necessary to effect the conveyance of the Property in accordance with this Contract.

                                                                                                                                                8.2                                 Not later than 12:00 noon on December 23, 2002, Purchaser shall deliver into Escrow the following:

                                                                                                                                                (i)                                     The documents required by the Existing Lender to effect the assumption of the Existing Indebtedness by Purchaser, duly executed by Purchaser;

                                                                                                                                                (ii)                                  Four counterparts of the Lease executed by Purchaser;

                                                                                                                                                (iii)                               If the Assumption Documents are then available for execution, any of the Assumption Documents which require execution by Purchaser;

                                                                                                                                                (iv)                              Evidence reasonably satisfactory to Seller that the person or persons executing the Lease and the Closing documents on behalf of Purchaser have full right, power and authority to do so; and

                                                                                                                                                (v)                                 Such other instruments as may be reasonably necessary to effect the conveyance of the Property in accordance with this Contract.

                                                                                                                                                8.3                                 Not later than 12:00 noon on December 23, 2002, Syratech shall deliver into Escrow the following:

                                                                                                                                                (i)                                     four counterparts of the Lease, duly executed by Syratech;

                                                                                                                                                (ii)                                  A counterpart of an agreement between Seller and Syratech terminating the Existing Lease, duly executed by Syratech; and

                                                                                                                                                (iii)                               Evidence reasonably satisfactory to Purchaser that the person or persons executing the Lease on behalf of Syratech have full right, power and authority to do so.

                                                                                                                                                8.4                                 Not later than 12:00 noon on the date of Closing, Seller and Purchaser will do the following:

                                                                                                                                                (i)                                     Purchaser, Seller and Syratech (or their respective attorneys) will execute and deliver to Escrow Agent escrow instructions (“Escrow Instructions”), which may be delivered by facsimile, confirming that all prior deliveries by each of them into the Escrow remain in full force and effect and unchanged and directing Escrow Agent to proceed with Closing in accordance with this Contract;

                                                                                                                                                (ii)                                  Seller and Purchaser will execute and deliver counterparts of a Closing Statement (which may be delivered by facsimile);

                                                                                                                                                (iii)                               Seller and Purchaser will execute and deliver any of the Assumption Documents not previously executed and delivered; provided that the condition set forth in Paragraph 3.3 fo this Contract, requiring full execution and delivery of the Assumption Documents not later than the date of Closing, will not have been satisfied unless and until the Assumption Documents have also been executed and delivered by the Existing Lender to the extent required by the provisions thereof (or the Existing Lender has otherwise given in written the approval of the Assumption Documents required by Paragraph 3.3), and all other requirements of Paragraph 3.3 have been satisfied; and

                                                                                                                                                (iv)                              Purchaser will deliver the Cash Balance of the Purchase Price, by wire transfer of immediately available funds, adjusted in accordance with Paragraph 4 and as reduced by a credit for the Deposit; Escrow Agent will deliver the Deposit to Seller simultaneously with Closing.

                                                                                                9.                                       Broker.

                                                                                                                                                9.1                                 If, and only if, Closing occurs, Seller shall pay a real estate commission to Lee & Associates (“Broker”) in accordance with a separate agreement between Seller and Broker.  In no event shall Purchaser have any responsibility or liability to Broker for a commission or otherwise, even if this Contract terminates as a result of a default by Purchaser.

                                                                                                                                                9.2                                 Seller and Purchaser each warrant and represent to the other that, with the exception of the Broker, neither has employed or dealt with a real estate broker or agent in connection with the transaction contemplated hereby.  Seller and Purchaser covenant and agree, each to the other, to indemnify the other against any loss, liability, costs, claims, demands, damages, actions, causes of action, and suits arising out of or in any manner related to the alleged employment, engagement or use by the indemnifying Party of any real estate broker or agent.  The provisions of this Paragraph 9 shall survive Closing and Termination.

                                                                                                10.                                 Eminent Domain.  If, after the Date of this Contract and prior to Closing, Seller receives notice of the commencement or threatened commencement of eminent domain or other like proceedings (“Taking”) against the Property or any portion thereof, Seller shall immediately give Notice thereof to Purchaser.  With respect to any Taking, Purchaser shall elect within five (5) business days after receipt by Purchaser of the Notice from Seller of the Taking (Seller hereby agreeing to cooperate with Purchaser in providing such information) either (i) to Terminate this Contract by Notice to Seller and receive a refund in full of the Deposit or (ii) to close the transaction contemplated hereby in accordance with its terms but subject to such proceedings, in which event the Purchase Price shall not be reduced but Seller shall assign to Purchaser without recourse Seller’s rights in any condemnation award or proceeds.  If Purchaser does not give Notice timely, Purchaser shall be deemed to have elected to close the transaction contemplated hereby in accordance with clause (ii) above.

                                                                                                11.                                 Destruction of Improvements.  If all or any  part of the Improvements is destroyed or damaged prior to Closing, Seller shall give Notice to Purchaser of such damage or destruction and of Seller’s insurance coverage.  If all or any Material Part (as hereinafter defined) of the Improvements is so destroyed or damaged, Purchaser shall elect within five (5) days after receipt by Purchaser of Notice from Seller of the occurrence of the damage either (i) to Terminate this Contract and receive a refund in full of the Deposit or (ii) to close the transaction contemplated hereby, in which event the Purchase Price shall not be reduced but Seller shall assign to Purchaser Seller’s rights in any insurance proceeds paid or payable to Seller in connection with such damage or destruction (subject to the rights and obligations of Purchaser and Syratech, as landlord and tenant, respectively, under Section 20 of the Lease) and Purchaser shall be entitled to a credit against the Purchase Price for the full amount of any deductible which my be applicable under the policy of Seller which covered the loss.  For the purposes of this Paragraph 11, a “Material Part” of the Improvements shall have been damaged if the cost to repair such damage will exceed $1,000,000.00.  If Purchaser does not give Notice timely, Purchaser shall be deemed to have elected to close the transaction contemplated hereby in accordance with clause (ii) of this paragraph.  If a casualty covers less than a Material Part of the Improvements, Seller and Purchaser will be obligated to proceed with Closing on the terms and conditions described in clause (ii), above.

                                                                                                12.                                 Notice.  Each notice (“Notice”) provided for under this Contract must comply with the requirements of this paragraph.  Each Notice shall be in writing and sent either by (i) depositing it with the United States Postal Service or any official successor thereto, certified or registered mail, return receipt requested, with adequate postage prepaid, or (ii) delivering it to a nationally recognized overnight courier service, addressed to the appropriate Party (and marked to a particular individual’s attention if so indicated) as hereinafter provided; provided that, for any addressee located outside the continental United States, the party giving the notice shall also make a good faith, reasonable effort to transmit an additional copy of the notice by facsimile to any facsimile number set forth below, or (iii) by facsimile provided sender receives confirmation of receipt and a copy of such Notice is sent via the methods described in (i) or (ii) above.  Each Notice shall be effective upon being so deposited, but the time period in which a response to any Notice must be given or any action taken with respect thereto shall commence to run from the date of receipt of the Notice by the addressee thereof, as evidenced by the return receipt.  Rejection or other refusal by the addressee to accept or the inability of the United States Postal Service to deliver because of a changed address of which no Notice was given shall be deemed to be the receipt of the Notice sent.  In the event that registered or certified mail service is not being provided by the United States Postal Service or any official successor thereto at the time in question, each Notice may then be served by personal service or sent by nationally recognized overnight courier.  Any Party shall have the right from time to time to change the address or individual’s attention to which Notices to it shall be sent and to specify up to two additional addresses to which copies of Notices to it shall be sent by giving to the other Parties at least three (3) days prior Notice thereof.  The addresses of the Parties shall be those set forth on the first page of this Contract with additional addresses as follows:

Notice to Seller with a copy to:

Syratech Corporation

175 McClellan Highway

East Boston, MA  01907

Attn.:  Legal Department

Notice to Purchaser with copies to:

Alston & Bird
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia  30309-3424
Attention:  Michael R. Davis

                                                                                                13.                                 Representations and Warranties.

                                                                                                                                                13.1                           Seller represents and warrants to Purchaser that:

                                                                                                (i)                                     Seller is the owner of the Land and the Improvements;

                                                                                                (ii)                                  Seller is not a “foreign person” as defined in Section 1445 of The Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, and Seller has record title to the Property and will file a California tax return to report the sale and will withhold on foreign and domestic non-resident members to the extent required by law.

                                                                                                (iii)                               Seller has not received any written notice from any governmental authority claiming or alleging that the Property is in violation of any applicable law or regulation and, to the actual knowledge of Seller, the Property is not in violation of any applicable law or regulation;

                                                                                                (iv)                              Seller is a limited liability company duly organized and validly existing under the laws of the State of Delaware and qualified to do business in the State of California;

                                                                                                (v)                                 This Contract has been, and all the documents to be delivered by Seller to Purchaser at Closing will be, duly authorized, executed, and delivered by Seller and Seller’s entering into of this Contract and sale of the Property does not, and will not, violate any law, regulation or contractual obligation of Seller;

                                                                                                (vi)                              There are no actions, suits, or proceedings pending or, to Seller’s actual knowledge, threatened against or relating to Seller or the Property in any court or before any administrative agency which would affect the Property, restrict or prevent the sale of the Property or the continued operation of the Property in the manner in which it is being operated and maintained as of the date hereof;

                                                                                                (vii)                           (a)                                  Hazardous Substances (defined below) have not been used (including in construction materials of the building), generated, transported, treated, stored, released, discharged or disposed of in, onto, under or from the Property by Seller or, except as set forth in the reports (“Environmental Reports”) described in Exhibit ”J” attached hereto, to the actual knowledge of Seller, by any tenant or predecessor-in-title of Seller to the Land and the Improvements or by any other person;

                                                                                                (b)                                 to the actual knowledge of Seller, there are no Hazardous Substances on the Land or in the Improvements and no underground tanks or any other underground storage facilities are located in, on or under the Land or Improvements nor have such been previously located on or under the Property;

                                                                                                (c)                                  “Hazardous Substances” are those substances, including, without limitation, petroleum products, radioactive materials, polychlorinated biphenyls, asbestos or any substance containing asbestos and any products, items, substances, wastes, materials or other items included in the definition of hazardous or toxic waste, materials or substances under any Hazardous Substance Laws; and

                                                                                                (d)                                 “Hazardous Substance Laws”, collectively, are all present Federal, state and local laws relating to environmental hazards or wastes or hazardous substances, materials or wastes, including, without limitation, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Solid Waste Amendments of 1984 (as amended, “RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601-9657 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, “CERCLA”), The Hazardous Materials Transportation Act, 49 U.S.C. § 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq., the Clean Air Act, 42 U.S.C. §§ 741 et seq., the Clean Water Act, 33 U.S.C. §§ 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2629 and the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j, statutes adopted by the State of

Illinois and all amendments, regulations, orders and decrees promulgated thereunder or pursuant thereto;

                                                                                                                                                (viii)                        Seller has no actual knowledge of any material defect in the Improvements or any of the operating systems in the Improvements;

                                                                                                                                                (ix)                                There is no condemnation or other proceeding in the nature of eminent domain pending against the Property and, to the actual knowledge of Seller, no such action is threatened against the Property;

                                                                                                                                                (x)                                   Except for service contracts which will be the obligation only of Syratech, as tenant under the Lease, copies of which were included in the Seller Deliveries, there are no service or other contracts, leases or rights of occupancy which will be in effect as of the date of Closing, and Seller will not enter into any such contracts or leases while this Contract remains in effect; and

                                                                                                                                                (xi)                                Neither Seller nor Syratech is a party to any collective bargaining agreement or employee contracts which will, after Closing, be binding in any way on either Purchaser or the Property.

                                                                                                13.2                           Purchaser represents and warrants to Seller as follows:

                                                                                                (i)                                     That Purchaser is a corporation duly organized and validly existing under the laws of the State of Delaware and in good standing under the laws of the State of California;

                                                                                                (ii)                                  That Purchaser has all required power and authority to enter into and perform the terms of this Contract and carry out the transactions contemplated therein; and

                                                                                                (iii)                               That this Contract has been, and all the documents to be delivered by Purchaser to Seller at Closing will be, duly authorized, executed, and delivered by Purchaser.

                                                                                                13.3                           The continued accuracy in all respects of the aforesaid representations and warranties shall be a condition precedent to Purchaser’s obligation to close.  All representations and warranties contained in this Contract shall be deemed remade as of the date of Closing and shall survive the Closing for a period of one (1) year.  If any of said representations and warranties shall not be correct at the time the same is made or as of the Closing and either Purchaser or Seller becomes aware of such inaccuracy by the other Party prior to Closing, the Party discovering the inaccuracy may Terminate (as its sole remedy unless the inaccuracy results from an intentional act or willful misconduct of the other Party) this Contract, the Deposit will be refunded in full to the Purchaser and there shall be no further liability on the part of either Purchaser or Seller.  In the event that Seller becomes aware that any of the representations and warranties are not correct, Seller shall notify Purchaser promptly of such inaccuracy.

                                                                                                13.4                           Any reference in this Section 13 to the “actual knowledge” of Seller shall mean the actual knowledge, without inquiry or investigation, of  Brian Lewandowski, who Seller hereby warrants to be  an employee of Seller who was and is responsible on behalf of Seller for the acquisition and operation of the Property and construction of the Improvements.  If Closing occurs, Purchaser shall give Seller written notice of any claim of breach of any representation or warranty of Seller in this Section 13 promptly after Purchaser obtains actual knowledge of the facts or circumstances giving rise to the alleged breach and afford Seller a reasonable opportunity to effect a cure of the breach or to mitigate the damages of Purchaser resulting therefrom.

                                                                                                13.5                           Notwithstanding anything to the contrary contained in this Contract, Purchaser understands and agrees that the Property is being sold and conveyed “AS IS” and “WITH ALL FAULTS”, without any representation or warranty by Seller except as may be expressly provided in this Contract.  Except as may be expressly provided to the contrary in this Contract, neither Seller nor any of Seller’s representatives is making any warranties or representations of any kind or character, express or implied, with respect to the Property or its physical condition, the financial condition of Syratech or any other matter or thing relating to or affecting the Property.  Except as may be expressly provided in this Contract, Seller has not made and does not hereby make any express or implied representations or warranties whatsoever with respect to the condition of the Property; without limiting the generality of the foregoing, except as may be expressly provided in this Contract, Seller makes no representation or warranty regarding compliance with environmental laws, or regarding merchantability or fitness for any particular purpose or as to the adequacy of sufficiency of any plans, reports or specifications relating to the Property which may be delivered or made available to Purchaser in connection with this Contract, Purchaser acknowledges that a material consideration in negotiation of the Purchase Price and in entering into this Contract has been Purchaser’s express agreement to rely upon its own investigation in consummating this transaction.  Accordingly, Purchaser has taken into account and has assumed the additional risks inherent in consummating this transaction without relying upon any representations or warranties by Seller, its agents or contractors, or by any other person(s), except as may be expressly provided in this Contract.  Purchaser acknowledges and agrees that the provisions in this Contract for investigation and inspection of the Property by Purchaser are adequate to enable Purchaser to make its determination with respect to the environmental condition, quantity, quality, condition and suitability or fitness for any purpose of the Property (including the investigation for and discovery of patent and latent hazards).

                                                                                                14.                                 Default and Remedies.  If Purchaser wrongfully fails or refuses to perform its obligations under this Contract, and such failure or refusal is not cured within ten (10) days after Notice from Seller, then a “Purchaser Default” will exist and Seller shall have the right, as its sole and exclusive remedy, to receive from Escrow Agent and retain the Deposit as full and complete liquidated damages for the default of Purchaser; provided, however, that if, and only if, a Purchaser Default occurs after Seller, Purchaser and Syratech have timely and properly delivered into Escrow all documents required by Paragraphs 8.1, 8.2 and 8.3, the amount of the Deposit will be deemed to have been increased, above the $500,000.00 held in cash by the Escrow Agent, in the manner described in Paragraph 14.1.  If Seller wrongfully fails or refuses to convey the Property in accordance with the terms of this Contract or otherwise perform its obligations hereunder, of if Syratech wrongfully fails or refuses to perform its obligations under this Contract, and such failure or refusal is not cured within ten (10) days after Notice from Purchaser, then Purchaser shall have the right, as its exclusive remedies, either to (i) terminate this Contract by giving written notice to Seller and receive a refund in full of the Deposit and recover from Seller the amount of reasonable out-of-pocket expenses actually incurred by Purchaser and payable to third parties unrelated to Purchaser in connection with the purchase of the Property contemplated by this Contract, up to an absolute maximum of $50,000.00 or (ii) seek and obtain in an appropriate court specific performance by Seller and Syratech, as applicable, of their respective obligations under this Contract, provided that any such action seeking specific performance shall be filed within ninety (90) days after occurrence of the alleged default.  In any action by Seller or Purchaser against the other, or in any action by Purchaser against Syratech, alleging a wrongful failure or refusal to perform obligations under this Contract, the prevailing party in such action shall be entitled to recover from the other reasonable attorneys’ fees actually incurred and court costs and other out-of-pocket expenses actually incurred.

                                                                                                14.1                           If a Purchaser Default occurs after Seller, Purchaser and Syratech have timely and properly delivered into Escrow all documents required by Paragraphs 8.1, 8.2 and 8.3, the amount of the Deposit will be deemed, for the purpose of establishing the amount of liquidated damages which Seller is entitled to receive by virtue of such Purchaser Default, to have been increased to an aggregate amount of $5,000,000.00.  Accordingly, Purchaser hereby agrees that, if a Purchaser Default occurs, after Seller, Purchaser and Syratech have timely and properly delivered into Escrow all documents required by Paragraphs 8.1, 8.2 and 8.3, Purchaser will be obligated to pay to Seller, concurrently with delivery by Escrow Agent to Seller of the cash portion of the Deposit held by Escrow Agent, as liquidated damages for the Purchaser Default, an amount of money equal to the difference between the amount of the Deposit and $5,000,000.00.  If Industrial Developments International, Inc. (“IDI”), as Purchaser, assigns its rights under this Contract to the Permitted Transferee (as defined in Paragraph 21, the Permitted Transferee will not assume or be liable for the obligations of IDI under this Paragraph 14.1 and IDI alone will remain liable for payment of the additional amount of money which may become payable to Seller pursuant to this Paragraph 14.1.

                                                                                                15.                                 Time of Essence.  Time is of the essence of this Contract.

                                                                                                16.                                 Entire Agreement.  This Contract constitutes the entire agreement of the Parties and may not be amended except by written instrument executed by Purchaser and Seller.

                                                                                                17.                                 Interpretation.  The paragraph headings are inserted for convenience only and are in no way intended to interpret, define, or limit the scope or content of this Contract or any provision hereof.  If any Party is made up of more than one person or entity, then all such persons and entities shall be included jointly and severally, even though the defined term for such Party is used in the singular in this Contract.  If any right of approval or consent by a Party is provided for in this Contract, the Party shall exercise the right promptly, in good faith and reasonably, unless this Contract expressly gives such Party the right to use its sole discretion.  The term “Business Day” shall mean Monday through Friday excluding holidays recognized by the state government of the State in which the property is located.  If any time period under this Contract ends on a day other than a Business Day (as hereinafter defined), then the time period shall be extended until the next Business Day.

                                                                                                18.                                 Possession.  Seller shall deliver actual possession of Property at Closing.

                                                                                                19.                                 Survival and Termination.

                                                                                                                                                19.1                           The provisions of this Contract shall not survive Closing except to the extent expressly provided otherwise.

                                                                                                                                                19.2                           “Terminate” or “Termination” shall mean the termination of this Contract pursuant to a right to do so provided herein.  Upon Termination, the Parties shall have no further rights or duties under this Contract except as expressly provided herein to the contrary.

                                                                                                20.                                 Applicable Law.  This Contract shall be construed and interpreted in accordance with the laws of the State of California.

                                                                                                21.                                 Successors and Assigns.  This Contract shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  Except as hereinafter provided, the rights of Purchaser under this Contract are not assignable in whole or in part without the prior written consent of Seller, which may be withheld in the sole and unfettered discretion of Seller.  IDI shall have the right, without the consent of Seller, to transfer and assign the interest of IDI under this Contract to a limited partnership or limited liability company in which IDI holds an interest, directly or indirectly through one or more subsidiaries or affiliates (“Permitted Transferee”); provided, however, that IDI may make such an assignment only to a limited partnership or limited liability company which has been approved by Existing Lender for assumption of the Existing Loan.  Any such Permitted Transferee will become the “Purchaser” under this Contract, except that the Permitted Transferee will not assume any liability under Paragraph 14.1 and IDI alone will remain liable under Paragraph 14.1.  Neither Seller nor Syratech may assign their respective rights or obligations under this Contract to any person or entity, in whole or in part, without the prior written consent of Purchaser, which may be granted or withheld in the sole and unfettered discretion of Purchaser.

                                                                                                22.                                 Exhibits.  The exhibits referred to in and attached to this Contract are incorporated herein in full by reference.

                                                                                                23.                                 Counterpart Execution.  This Contract may be executed in separate counterparts.  It shall be fully executed when each Party whose signature is required has signed at least one counterpart even though no one counterpart contains the signatures of all the Parties.

                                                                                                24.                                 Contract.  The validity of this Contract between Purchaser and Seller shall not be affected by whether or not the Escrow Agent has signed this Contract or any amendments hereto.  As used herein, the phrase “Date of this Contract” shall mean the date on which the acceptance of the offer is completed by the signing of the offer by Seller or Purchaser, whichever is the last to execute.

                                                                                                25.                                 LIQUIDATED DAMAGES.  IF THIS CONTRACT IS TERMINATED OR IF THE ESCROW DOES NOT CLOSE DUE SOLELY TO PURCHASER’S DEFAULT UNDER THIS CONTRACT, THEN, AS SELLER’S SOLE AND EXCLUSIVE REMEDY, BUT SUBJECT TO THE PROVISIONS OF PARAGRAPH 14 REQUIRING NOTICE OF ALLEGED DEFAULT BY PURCHASER AND AN OPPORTUNITY BY PURCHASER TO CURE DEFAULT, THE ESCROW SHALL BE CANCELLED AS PROVIDED ABOVE, ESCROW AGENT SHALL DELIVER ANY PORTION OF THE DEPOSIT WHICH IT HOLDS TO SELLERAS LIQUIDATED DAMAGES FOR PURCHASER’S FAILURE TO COMPLETE THE PURCHASE, IT BEING ACKNOWLEDGED BY PURCHASER AND SELLER THAT THE DAMAGES WHICH SELLER WOULD SUSTAIN WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX OR DETERMINE.  PURCHASER AND SELLER AGREE THAT SELLER’S ECONOMIC DETRIMENT RESULTING FROM THE REMOVAL OF THE PROPERTY FROM THE REAL ESTATE MARKET AND OTHER ACTIVITIES IN FURTHERANCE OF THIS CONTRACT WOULD BE EXTREMELY DIFFICULT TO ASCERTAIN.  ACCORDINGLY, PURCHASER AND SELLER AGREE THAT THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLER’S DAMAGES.  DUE TO THE SPECIAL NATURE OF NEGOTIATIONS WHICH PRECEDED ACCEPTANCE BY SELLER OF PURCHASER’S OFFER TO ACQUIRE THE PROPERTY, THE PARTIES ACKNOWLEDGE THAT THE ACTUAL DAMAGES CAUSED SELLER BY THE FAILURE TO CLOSE THE ESCROW WOULD BE EXTREMELY DIFFICULT TO ESTABLISH.  IN ADDITION, PURCHASER DESIRES TO HAVE A LIMITATION ON ITS POTENTIAL LIABILITY TO SELLER IF THIS TRANSACTION FAILS TO CLOSE.  THEREFORE, IN ORDER TO INDUCE SELLER TO WAIVE ALL OTHER REMEDIES SELLER MAY HAVE IN THE EVENT OF BREACH BY PURCHASER OF ITS OBLIGATIONS HEREUNDER, PURCHASER AND SELLER HAVE AGREED TO THE CONCEPT OF LIQUIDATED DAMAGES AS SET FORTH IN THIS CONTRACT, AS SELLER’S SOLE AND EXCLUSIVE REMEDY IN THE EVENT OF PURCHASER’S DEFAULT HEREUNDER, WITH THE AMOUNT AND TIMING OF THE PAYMENT HAVING BEEN THE SUBJECT OF NEGOTIATION BETWEEN THE PARTIES.  BY PLACING THEIR INITIALS BELOW, PURCHASER

AND SELLER ACKNOWLEDGE THAT THEY HAVE READ, UNDERSTOOD AND AGREED TO BE BOUND BY THIS LIQUIDATED DAMAGES PROVISION.

/i/ Gregory W. Hunt	/i/Timothy J. Gunter
Seller’s Initials	Purchaser’s Initials

                                                IN WITNESS WHEREOF, the Parties have set their hands and seals hereto as of the day and year indicated next to their signatures.

SELLER:

ML DISTRIBUTION CENTER, LLC, a Delaware limited liability company

BY:	Rauch Industries, Inc., a North Carolina corporation, Its Sole Member

By:	/s/ Gregory W. Hunt
	Name	Gregory W. Hunt
	Title	VP

Date signed by Seller:

12/13/2002

PURCHASER:

INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Timothy J. Gunter
	Name:	Timothy J. Gunter
	Title:	Secretary

By:	/s/ Daniel L. Webb
	Name:	Daniel L. Webb
	Title:	Assistant Secretary

Date signed by Purchaser:

December 13, 2002

SYRATECH:

SYRATECH CORPORATION, a Delaware Corporation

By:	/s/ Gregory W. Hunt
	Name:	Gregory Hunt
	Title:	VP

Date signed by Syratech:

12/13/2002